Exhibit 4.1

ICOP DIGITAL, INC.

2002 STOCK OPTION PLAN

ARTICLE I

PURPOSE

The purpose of the ICOP Digital, Inc. Stock Option Plan (the “Plan”) is to attract and retain directors, officers, other employees and consultants of ICOP Digital, Inc. and its subsidiaries (collectively the “Company”) and to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value.

ARTICLE II

STRUCTURE OF THE PLAN

The Plan is divided into three separate programs:

A. The Discretionary Stock Option Grant Program under which eligible persons may, at the discretion of the Committee or the Board, be granted Stock Options;

B. The Restricted Stock Program under which eligible persons may, at the discretion of the Committee or the Board, be granted rights to receive shares of Common Stock, subject to certain restrictions; and

C. The Supplemental Bonus Program under which eligible persons may, at the discretion of the Committee or the Board, be granted a right to receive payment, in cash, shares of Common Stock, or a combination thereof, of a specified amount.

ARTICLE III

DEFINITIONS

As used in this Plan:

“10% Stockholder” shall mean any owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

“Award” shall mean a grant made under this Plan in the form of Stock Options, Restricted Stock or Supplemental Bonuses.

“Board” shall mean the Company’s Board of Directors.

“Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

1. The acquisition, directly or indirectly by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s outstanding securities;

2. A change in the composition of the Board over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period or (B) have been unanimously elected or nominated by the Board for election as directors during such period;

3. A stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

4. The sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Employee Committee and/or the Incentive Plan Committee, as applicable.

“Common Stock” shall mean the Company’s common stock, .01 par value.

“Company” shall mean ICOP Digital, Inc., a Nevada corporation.

“Date of Grant” shall mean the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Employee” shall mean an individual who is in the employ of the Company or any Subsidiary.

“Employee Committee” shall mean a committee composed of at least one member of the Board of Directors who may, but need not, be a Non-Employee Director. The Employee Committee is empowered hereunder to grant Awards to Eligible Employees who are not directors or “officers” of the Company as that term is defined in Rule 16a-1(f) of the Exchange

Act nor “covered employees” under Section 162(m) of the Code, and to establish the terms of such Awards at the time of grant, but shall have no other authority with respect to the Plan or outstanding Awards except as expressly granted by the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

1. If the Common Stock is at the time listed on any stock exchange, or traded on the Nasdaq National Market, or any other securities trading market that reports daily the closing selling price per share of Common Stock, the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the stock exchange or other securities trading market determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on such exchange or trading market.

2. If there is no closing selling price for the Common Stock on the date in question, or if the Common Stock is neither listed on a stock exchange or traded on a securities trading market that reports daily the closing selling price per share of the Common Stock, then the Fair Market Value shall be deemed to be the average of the representative closing bid and asked prices on the date on question as reported by the Nasdaq Stock Market or other reporting entity selected by the Committee.

3. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

“Incentive Plan Committee” shall mean a committee consisting entirely of Non-Employee Directors of the Board, who are empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder. The Incentive Plan Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16(a) 3 or any successor rule promulgated under the Exchange Act. Members of the Incentive Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. Notwithstanding the foregoing, at any time that there are fewer than two Non-Employee Directors on the Board or when no Incentive Plan Committee has been appointed by the Board, all powers of the Incentive Plan Committee shall be vested in the Board.

“Incentive Stock Option” shall mean a Stock Option that (i) qualifies as an “incentive stock option” under Section 422 of the Code or any successor provision; and (ii) is intended to be an incentive stock option.

“Non-Employee Director” shall mean a director of the Company who meets the definition of (i) a “non-employee director” set forth in Rule 16b-3 under the Exchange Act, as amended, or any successor rule; and (ii) an “outside director” set forth in Treasury Regulation 1. 162-27, as amended, or any successor rule.

“Non-Statutory Option” shall mean a Stock Option that (i) does not qualify as an “incentive stock option” under Section 422 of the Code or any successor provision; or (ii) is not intended to be an incentive stock option.

“Optionee” shall mean the person so designated in an agreement evidencing an outstanding Stock Option.

“Option Price” shall mean the purchase price payable by a Participant upon the exercise of a Stock Option.

“Participant” shall mean a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time a director, officer or other Employee of the Company or any Subsidiary; (ii) is at that time a consultant or other independent advisor who provides services to the Company or a Subsidiary; or (iii) has agreed to commence serving in any capacity set forth in (i) or (ii) of this definition.

“Plan” shall mean the Company’s Stock Option Plan as set forth herein.

“Plan Effective Date” shall mean June 19, 2002, the date on which this Plan was approved by the Company’s Board of Directors.

“Redemption Value” shall mean the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

“Restricted Stock” shall mean shares of Common Stock granted under Article VII that are subject to restrictions imposed pursuant to said Article.

“SEC” shall mean the U.S. Securities and Exchange Commission and any successor thereto.

“Stock Option” shall mean a right granted under the Plan to a Participant to purchase Common Stock at a stated price for a specified period of time.

“Subsidiary” shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options.

“Subsidiary” means any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

“Supplemental Bonus” shall mean the right to receive payment in cash of an amount determined pursuant to Article IX of this Plan.

“Term” shall mean the length of time during which a Stock Option may be exercised.

ARTICLE IV

ADMINISTRATION OF THE PLAN

A. Delegation to the Committee. This Plan shall be administered by the Incentive Plan Committee. References herein to the “Committee” shall mean the Employee Committee and/or the Incentive Plan Committee, as applicable. References herein to the Incentive Plan Committee refer solely to the Incentive Plan Committee.

Members of the Incentive Plan Committee and the Employee Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The action of a majority of the members of the Incentive Plan Committee and the Employee Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Incentive Plan Committee and the Employee Committee, respectively.

B. Powers of the Committee. The Incentive Plan Committee shall have full power and authority, subject to the provisions of this Plan, to establish such rules and regulations as it may deem appropriate for proper administration of this Plan and to make such determinations under, and issue interpretations of, the provisions of this Plan and any outstanding Awards as it may deem necessary or advisable. In addition, the Incentive Plan Committee shall have full power and authority to administer and interpret the Plan and make modifications as it may deem appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to this Plan.

C. Actions of the Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No director or member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all directors and members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

D. Awards to Officers and Directors.

1. All Awards to officers shall be determined by the Incentive Plan Committee. If the Incentive Plan Committee is not composed as prescribed in the definition of Incentive Plan Committee in Article III, the Board shall have the right to take such action with respect to any Award to an officer as it deems necessary or advisable to comply with Rule 16b-3 of the Exchange Act and any related rules, including but not limited to seeking stockholder ratification of such Award or restricting the sale of the Award or any shares of Common Stock underlying the Award for a period of six months.

2. Discretionary awards to Non-Employee Directors, if any, shall be determined by the Board.

ARTICLE V

ELIGIBILITY

A. Discretionary Stock Option Grant Program, Restricted Stock Program and Supplemental Bonus Program. The persons eligible to participate in the Discretionary Stock Option Grant Program, the Restricted Stock Program and the Supplemental Bonus Program are as follows:

1. Employees of the Company or a Subsidiary;

2. Members of the Board; and

3. Consultants and other independent advisors who provide services to the Company or a Subsidiary.

B. Selection of Participants. The Committee shall from time to time determine the Participants to whom Awards shall be granted pursuant to the Discretionary Stock Option Grant Program, the Restricted Stock Program and the Supplemental Bonus Program.

ARTICLE VI

SHARES AVAILABLE UNDER THE PLAN

A. Maximum Number. The number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 5,000,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury, or a combination thereof. This authorization shall be increased automatically on each succeeding annual anniversary of the Plan Effective Date by an amount equal to that number of shares equal to one-half of one percent of the Company’s then issued and outstanding shares of Common Stock. The shares may be divided among the various Plan components as the Incentive Plan Committee shall determine, except that no more than 3,000,000 shares shall be issued in connection with the exercise of Incentive Stock Options under the Plan. Any portion of the shares added on each succeeding anniversary of the Plan Effective Date which are unused during the Plan year beginning on such anniversary date shall be carried forward and be available for grant and issuance in subsequent Plan years, while up to 100% of the shares to be added in the next succeeding Plan year (calculated on the basis of the current Plan year’s allocation) may be borrowed for use in the current Plan year. Shares of Common Stock that may be issued upon the exercise of Stock Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan, and while any Stock Options are outstanding, retain as authorized and unissued Common Stock or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

B. Unused and Forfeited Stock. The following shares of Common Stock shall automatically become available for use under the Plan: (i) any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares of Common Stock that are subject to a Stock Option that expires or is terminated for any reason; (ii) any shares of Common Stock with respect to which a Stock Option is exercised that are used for full or partial payment of the Option Price; and (iii) any shares of Common Stock withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Non-Statutory Option.

C. Capital Changes. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the number and/or class of securities for which grants are subsequently to be made pursuant to Article VI of this Plan; and (iii) the number and/or class of securities then included in each Award outstanding hereunder and the Option Price per share in effect under each outstanding Stock Option under this Plan. Such adjustments to the outstanding Stock Options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such Stock Options. The adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE VII

DISCRETIONARY STOCK OPTION GRANT PROGRAM

A. Discretionary Grant of Stock Options to Participants. The Committee may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions (in connection with any grants under this paragraph VII.A to Non-Employee Directors, “Committee” shall mean the entire Board of Directors):

1. Each grant shall specify the number of shares of Common Stock to which it pertains.

2. Each grant shall specify the Option Price per share.

3. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company; (ii) shares of Common Stock that are already owned by the Optionee and have a Fair Market Value at the time of exercise that is equal to the Option Price; (iii) shares of Common Stock with respect to which a Stock Option is exercised; (iv) a recourse promissory note in favor of the Company; (v) any other legal consideration that the Committee may deem appropriate; and (vi) any combination of the foregoing.

4. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

5. Any grant may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to restrictions whereby the Company has the right or obligation to repurchase all or a portion of such shares if the Participant’s service to the Company is terminated before a specified time, or if certain other events occur or conditions are not met.

6. Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain unexercised.

7. Each grant shall specify the conditions to be satisfied before the Stock Option or installments thereof shall become exercisable, which conditions may include a period or periods of continuous service by the Optionee to the Company or any Subsidiary, the attainment of specified performance goals and objectives, or the occurrence of specified events; as may be established by the Committee with respect to such grant.

8. All Stock Options that meet the requirements of the Code for incentive stock options shall be Incentive Stock Options unless (i) the option agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as a Non-Statutory Option; or (ii) a grant of Incentive Stock Options to the Participant would be prohibited under the Code or other applicable law.

9. Each grant shall specify the Term of the Stock Option, which Term shall not be greater than 10 years from the Date of Grant.

10. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

B. Special Terms Applicable to Incentive Stock Options. The following additional terms shall be applicable to all Incentive Stock Options granted pursuant to this Plan. Stock Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this paragraph VII.B.

1. Incentive Stock Options shall be granted only to Employees of the Company or a Subsidiary.

2. The Option Price per share shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant.

3. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Date(s) of Grant) with respect to which Incentive Stock Options granted to any Employee under the Plan (or any other plan of the Company or a Subsidiary) are exercisable for the first time during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Stock Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the treatment of such Stock Options as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted.

4. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant, and the Option Term shall not exceed five (5) years measured from the Date of Grant.

ARTICLE VIII

RESTRICTED STOCK PROGRAM

A. Awards Granted. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

B. Restrictions. A Participant’s right to retain a Restricted Stock Award granted to such Participant under Article VII.A shall be subject to such restrictions, including but not limited to his or her continuous employment by the Company for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, or the occurrence of specified events, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the shares constituting a Restricted Stock Award.

C. Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Article VIII upon his or her becoming the holder of record of such shares; provided, however, that the Participant’s right to sell, encumber or otherwise transfer such shares shall be subject to the restrictions established by the Committee with respect to such Award.

D. Enforcement of Restrictions. The Committee may in its sole discretion require a legend to be placed on the stock certificates referring to the restrictions referred to in paragraphs VIII.B. and VIII.C., in order to enforce such restrictions.

ARTICLE IX

SUPPLEMENTAL BONUS PROGRAM

A. Non-Statutory Stock Options. The Committee, at the time of grant or at any time prior to exercise of any Non-Statutory Option, may provide for a Supplemental Bonus from the Company or a Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under such Non-Statutory Option. Such Supplemental Bonus shall be payable in cash upon the exercise of the Non-Statutory Option with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him or her upon the exercise of the Non-Statutory Option, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant’s receipt of the Supplemental Bonus.

B. Restricted Stock Awards. The Committee, either at such time as the restrictions with respect to a Restricted Stock Award lapse or a Section 83(b) election is made under the Code by the Participant with respect to shares issued in connection with a Restricted Stock Award, may provide for a Supplemental Bonus from the Company or a Subsidiary. Such Supplemental Bonus shall be payable in cash and shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him or her with respect to shares issued in connection with a Restricted Stock Award, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant’s receipt of the Supplemental Bonus.

ARTICLE X

TERMINATION OF SERVICE

A. Incentive Stock Options. The following provisions shall govern the exercise of any Incentive Stock Options held by any Employee whose employment is terminated:

1. If the Optionee’s employment with the Company is terminated for any reason other than such Optionee’s death, disability or retirement, all Incentive Stock Options held by the Optionee shall terminate on the date and at the time the Optionee’s employment terminates, unless the Committee expressly provides in the terms of the Optionee’s Stock Option Agreement that such Stock Options shall remain exercisable, to the extent vested on such termination date, for a period of three (3) months following such termination of employment.

2. If the Optionee’s employment with the Company is terminated because of such Optionee’s death or disability within the meaning of Section 22(e)(3) of the Code, all incentive Stock Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

3. In the event Optionee’s employment is terminated due to retirement, all incentive Stock Options held by the Optionee shall remain exercisable, to the extent such Stock Options were exercisable on the date the Optionee’s employment terminated, for a period of three (3) months following such termination of employment.

4. In no event may any Incentive Stock Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

B. Non-Statutory Options. The following provisions shall govern the exercise of any Non-Statutory Options:

1. If the Optionee’s employment, service on the Board or consultancy is terminated for any reason other than such Optionee’s death, disability or retirement, all Non-Statutory Options held by the Optionee shall terminate on the date of such termination, unless the Committee expressly provides in the terms of the Optionee’s Stock Option Agreement that such Stock Options shall remain exercisable, to the extent vested on such termination date, for a specified period following such termination.

2. If the Optionee’s employment, service on the Board or consultancy is terminated because of such Optionee’s death or disability, all Non-Statutory Options held by the Optionee shall become immediately exercisable and shall be exercisable until the expiration of the Term of such Stock Options.

3. If the Optionee’s employment service on the Board or consultancy is terminated because of such Optionee’s retirement, all Non-Statutory Options held by the Optionee shall remain exercisable, to the extent such Stock Options were exercisable on the date of such termination, until the expiration of the Term of such Stock Options.

4. In no event may any Non-Statutory Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any specified exercise period following termination of Optionee’s employment, service on the Board or consultancy, or if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

C. Restricted Stock Awards. In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) or retirement of a Participant, all employment period and other restrictions applicable to Restricted Stock Awards then held by him or her shall lapse, and such Awards shall become fully non-forfeitable. Subject to Articles X and XIV, in the event of a Participant’s termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

ARTICLE XI

TRANSFERABILITY OF STOCK OPTIONS

During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death prior to the end of the Term, any Stock Option may be exercised by the personal representative of the Optionee’s estate, or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Upon the prior written consent of the Board and subject to any conditions associated with such consent, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family (as that term is defined in Rule 16a-l(e) of the Exchange Act) or to a trust established exclusively for one or more such family members. In addition, the Board, in its sole discretion, may allow a Non-Statutory Option to be assigned in other circumstances deemed appropriate. The terms applicable to the assigned portion shall be the same as those in effect for the Stock Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding any assignment or transfer of a Stock Option, in no event may any Stock Option remain exercisable after the expiration of the Term of the Stock Option.

ARTICLE XII

STOCKHOLDER RIGHTS

The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the Option Price and become a holder of record of the purchased shares of Common Stock.

ARTICLE XIII

ACCELERATION OF VESTING

The Committee may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Award shall not affect the expiration date of such Award.

ARTICLE XIV

CHANGE IN CONTROL

In the event of a Change in Control of the Company, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Stock Option shall become fully exercisable with respect to the total number of shares subject to such Stock Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock as of such date, without regard to the conditions expressed in the agreements relating to such Stock Option, and the restrictions on each Restricted Stock Award shall lapse and such shares of Restricted Stock shall no longer be subject to forfeiture.

ARTICLE XV

CANCELLATION AND REGRANT OF OPTIONS

The Committee shall have the authority, at any and from time to time, with the consent of the affected Optionees, to effect the cancellation of any or all outstanding Stock Options and/or any Restricted Stock Awards and grant in substitution new Stock Options and/or Restricted Stock Awards covering the same or different number of shares of Common Stock. In the case of such a regrant of a Stock Option, the Option Price shall be set in accordance with Article VII on the new Date of Grant.

ARTICLE XVI

FINANCING

The Committee may, in its sole discretion, authorize the Company to make a loan to a Participant in connection with the exercise of a Stock Option, and may authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise of a Stock Option.

ARTICLE XVII

TAX WITHHOLDING

A. Tax Withholding. The Company’s obligation to deliver shares of Common Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

B. Surrender of Shares. The Committee may, in its discretion, provide any or all holders of Non-Statutory Options under the Discretionary Stock Option Grant Program with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of such Stock Options. Such right may be provided to any such holder in either or both of the following formats:

1. The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder; or

2. The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder.

ARTICLE XVIII

EFFECTIVE DATE AND TERM OF THE PLAN

This Plan shall become effective on the Plan Effective Date. This Plan shall terminate upon the earliest of (i) ten (10) years after the Plan Effective Date; or (ii) the termination of all outstanding Awards in connection with a Change in Control. Upon such plan termination, all outstanding Awards shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

ARTICLE XIX

AMENDMENT OF THE PLAN

A. The Incentive Plan Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, unless stockholder approval of such amendments or modifications is required under applicable law. No such amendment or modification shall adversely affect the rights and obligations with respect to Awards outstanding under the Plan at the time of such amendment or modification, unless the Participant consents to such amendment or modification.

B. Stock Options in excess of the number of shares of Common Stock then available for issuance may be granted under this Plan, provided any excess shares actually issued under this Plan shall be held in escrow until such further action, necessary to approve a sufficient increase in the number of shares available for issuance under the Plan, is taken. If such further action is not obtained within 12 months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding; and (ii) the Company shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding. If stockholder approval of a sufficient increase in the number of shares subject to the Plan does not occur within twelve (12) months of the grant of any Stock Option intended to be an Incentive Stock Option which is granted pursuant to this Article XIX.B, such Stock Option shall be deemed to be a Non-Statutory Option.

ARTICLE XX

REGULATORY APPROVALS

The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under any Award shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted pursuant to the Plan and the shares of Common Stock issued pursuant to any Award under the Plan. No Stock Option shall be exercisable, no shares of Common Stock or other assets shall be issued or delivered under the Plan, and no transfer of any Non-Statutory Option shall be approved by the Committee, unless and until there shall have been compliance with (i) all applicable requirements of Federal and state securities laws, if applicable, including the filing and effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable under the Plan; and (ii) all applicable listing requirements of any stock exchange or securities market on which the shares of Common Stock are listed or traded.

ARTICLE XXI

NO EMPLOYMENT/SERVICE RIGHTS

Nothing in this Plan shall confer upon any Participant any right to continue in service for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are expressly reserved by each, to terminate such person’s service at any time for any reason, with or without Cause.

ICOP DIGITAL, INC.

By:	/s/ Ann Johnson
Ann Johnson, Secretary

Date:	June 19, 2002

SECURITIES ISSUED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

ICOP DIGITAL, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT, hereinafter referred to as the “Option” or the “Agreement,” made as of                     , 2004 between ICOP DIGITAL, INC., a Colorado corporation (the “Company”) and                                                   (the “Optionee”).

Pursuant to the terms of the ICOP Digital, Inc. Stock Option Plan (the “Plan”), the Company hereby grants an option for the purchase of                      shares of common stock of the Company (the “Stock”) to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement (the “Option”).

1. Designation of Option. The Option granted hereby is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Option Exercise Price. The Option exercise price is $             for each share of the Stock.

3. Option Period. The Option period during which the Option may be exercised shall expire at 5:00 o’clock p.m., Denver time, on the      day of                 ,              (not to exceed ten years from the date of grant, or five years from the date of grant if the Optionee is a Significant Shareholder, as that term is defined in the Plan).

4. Exercise of Option.

(a) The Option shall vest with respect to                      shares of the Stock on the date hereof. Future additional vesting on the dates set forth below, provided that on such date the Optionee is then employed by the Company or any subsidiary thereof, shall result in the cumulative total shares vested as follows:

Date	Number of Shares
__________	__________
__________	__________
__________	__________
__________	__________

The Option may be exercised at any time within the Option period set forth in Section 3 above with respect to all or a part of the shares covered by the vesting schedule described above, subject, however, to further provisions of this Section 4. The Option granted shall be void if not exercised during the Option period.

(b) Options shall be exercisable only during the Option period by the Optionee:

(i) While the Optionee is in “continuous employment with the Company;” provided, however, if the Optionee’s employment is terminated by Optionee or by the Company without cause, the Optionee shall have a period of ninety days from the date his employment terminates in which to exercise the Option to the extent the Option was vested at the time of termination, but in no event later than the expiration of the Option period. If the Optionee should die during this ninety day period, the Option may be exercised by the person or persons to whom the rights under the Option passed by will or the laws of descent and distribution to the same extent and during the same period the Optionee could have exercised the Option had he not died.

(ii) If the Optionee should die or become permanently and totally disabled while employed by the Company, any option or unexercised portion thereof, to the extent vested, may be exercised by the Optionee, his conservator or legal guardian or by the person or persons to whom his rights under the Option passed by will or the laws of descent and distribution not later than twelve months after the Optionee’s death or not later than twelve months after the Optionee’s disability, but in no event later than the expiration of the Option period.

For the purposes of the foregoing, “continuous employment with the Company” shall mean the absence of any interruption or termination of employment by or a consulting relationship with the Company. Continuous employment shall not be considered interrupted in the case of leave of absence approved by the Company.

(c) This Option shall be exercisable by a written notice which shall:

(i) State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Stock are to be registered, his address and Social Security number (or if more than one, the names, addresses and Social Security numbers of such persons);

(ii) Contain such representations and agreement as to the holder’s investment intent with respect to the Stock for purposes of compliance with applicable securities laws as may be satisfactory to the Company’s counsel; and

(iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

Payment of the purchase price of shares of Stock with respect to which the Option is being exercised shall be delivered with the notice of exercise and shall be by cash or certified check, or if acceptable to the Board, in Stock or in some other form; provided, however, that such other form of payment does not prevent the Option from qualifying for treatment as an “incentive stock option” within the meaning of the Code. The certificate or certificates for shares of Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

(d) The Option shall become fully vested and exercisable irrespective of the provisions of subsections (a) and (b) of this Section 4 either: (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger); or (ii) upon termination of the Optionee’s employment with the Company or a subsidiary thereof because of his death or permanent and total disability.

(e) Irrespective of the other provisions of this Section 4, the Option shall terminate (i) after the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger), or (ii) upon any termination of the employment of the Optionee by the Company or a subsidiary of the Company for cause.

5. Nontransferability of Option. This option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by him and after his death by the person or persons to whom his rights under the Option passed by will or the laws of descent and distribution.

6. Adjustments Upon Changes in Capitalization. Whenever a stock split, stock dividend or other relevant change in capitalization of the Company occurs, the number of shares of Stock that can thereafter be purchased, and the Option price per share, under each option that has been granted and not exercised shall be appropriately adjusted.

7. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the address or addresses on file with the Company. Each notice shall be deemed to have been given on the date it is received, except that a written notice of exercise received by 5:00 o’clock p.m. Denver time on the next business day after the expiration of any Option period hereunder, if such expiration does not fall on a normal business day, shall be deemed to be received just prior to the expiration of such Option period. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

8. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Optionee’s heirs and legal representatives. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives, or successors may have in respect to the Plan and the Option.

9. Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company or by any Committee appointed by the Board for such purpose. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

10. Approval of Shareholders. If the Option is granted by this Agreement prior to approval of the Plan by the Company’s shareholders, the Option granted shall be deemed to be a Nonstatutory Stock Option unless shareholder approval is obtained within twelve months after                                 , 2004, the date the Plan was adopted by the Company’s Board of Directors.

11. Controlling Documents. In the event of any inconsistency between this Agreement and the Plan, which is incorporated herein by reference, the Plan shall control.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

ICOP DIGITAL, INC.

By:

Title:

Optionee

SECURITIES ISSUED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

ICOP DIGITAL, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT, hereinafter referred to as the “Option” or the “Agreement,” is made as of                     , 2004 between ICOP DIGITAL, INC., a Colorado corporation (the “Company”), and                                                       (the “Optionee”).

Pursuant to the terms of the ICOP Ditital, Inc. Stock Option Plan (the “Plan”), the Company hereby grants an option for the purchase of                      shares of common stock of the Company (the “Stock”) to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement (the “Option”).

1. Designation of Option. The Option granted hereby is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Option Exercise Price. The Option exercise price is $             for each share of the Stock.

3. Option Period. The Option period during which the Option may be exercised shall expire at 5:00 o’clock p.m., Denver time, on the      day of                     ,              (not to exceed ten years from the date of grant).

4. Exercise of Option.

(a) The Option shall vest with respect to                      shares of the Stock on the date hereof. Future additional vesting on the dates set forth below, provided that on such date the Optionee is then employed by the Company or any subsidiary thereof, shall result in the cumulative total shares vested as follows:

Date	Number of Shares
_______________	____________________
_______________	____________________
_______________	____________________
_______________	____________________

The Option may be exercised at any time within the Option period set forth in Section 3 above with respect to all or a part of the shares covered by the vesting schedule described above, subject, however, to further provisions of this Section 4. The Option granted shall be void if not exercised during the Option period.

(b) The Option shall not be transferred except by will or by the laws of descent and distribution and shall be exercisable, to the extent vested, during the Optionee’s lifetime only by the Optionee.

(c) This Option shall be exercisable by a written notice to the Company which shall:

(1) State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Stock are to be registered, his address and Social Security number (or if more than one, the names, addresses and Social Security numbers of such persons);

(2) Contain such representations and agreement as to the holder’s investment intent with respect to the Stock for purposes of compliance with applicable securities laws as may be satisfactory to the Company’s counsel; and

(3) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

Payment of the purchase price of shares of Stock with respect to which the Option is being exercised shall be by cash or certified check, previously acquired shares of Stock having a fair market value equal to the Option price or previously acquired shares of Stock having a fair market value less than the Option price, plus cash or certified check, or by the surrender of Option rights by the Optionee valued at the difference between the Option price plus income taxes to be withheld, if any, and the fair market value of the stock and shall be delivered with the notice of exercise. The certificate or certificates for shares of Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

(d) The Option shall become fully vested and exercisable irrespective of the provisions of subsection (a) of this Section 4 either: (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger); or (ii) upon termination of the Optionee’s employment with the Company or a subsidiary thereof because of his death or disability.

(e) Irrespective of the other provisions of this Section 4, the Option shall terminate (i) after the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger), or (ii) upon any termination of the employment of the Optionee by the Company or a subsidiary of the Company for cause.

5. Adjustments Upon Changes in Capitalization. Whenever a stock split, stock dividend or other relevant change in capitalization of the Company occurs, the number of shares of Stock that can thereafter be purchased, and the Option price per share, under each Option that has been granted and not exercised, shall be appropriately adjusted.

6. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the address or addresses on file with the Company. Each notice shall be deemed to have been given on the date it is received, except that a written notice of exercise received by 5:00 o’clock p.m. Denver time on the next business day after the expiration of any option period hereunder, if such expiration date does not fall on a normal business day, shall be deemed to be received just prior to the expiration of such option period. Each notice to the Company shall be addressed to it at its principal office, attention of the Secretary. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

7. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Optionee’s heirs and legal representatives. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, or legal representatives may have in respect to the Plan and the Option.

8. Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company or by any Committee appointed by the Board for such purpose. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

9. Controlling Documents. In the event of any inconsistency between this Agreement and the Plan, which is incorporated herein by reference, the Plan shall control.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

ICOP DIGITAL, INC.

By:

Title:

Optionee